EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78243) pertaining to the Triad Hospitals, Inc. Retirement Savings Plan of our report dated May 19, 2006, with respect to the financial statements and schedule of the Triad Hospitals, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Ernst & Young LLP

Dallas, Texas

June 26, 2006

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